As filed with the Securities and Exchange Commission on December 13, 2007	File No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

YAMANA GOLD INC.

(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

150 York Street, Suite 1102
Toronto, Ontario M5H 3S5
(Address of Principal Executive Offices)

Meridian Gold Inc. 2007 Share Incentive Plan

Northern Orion Resources Inc. 2005 Stock Option Plan

(Full titles of the plans)

DL Services Inc.

1420 5th Avenue, Suite 3400

Seattle, WA 98101; Telephone: (206) 903-2373

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable pursuant to options outstanding under the Meridian Plan	888,542	US$4.92(2)	US$4,375,030.98	US$134.47
Common Shares issuable pursuant to options outstanding under the Northern Orion Plan	6,570,090	US$7.50(3)	US$ 49,306,665.52	US$1513.51
Total Common Shares	7,458,632	---	US$53,681,696.50	US$1647.98

(1)	Common Shares, no par value, offered by the Company pursuant to the Plans described herein.
(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based upon the aggregate exercise price of outstanding options.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The maximum aggregate offering price is based upon the aggregate exercise price of outstanding options. The exercise price was converted from Canadian dollars to U.S. dollars at the rate of US$1.00 = Cdn$.988 based on the noon buying rate in The City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York on December 6, 2007.

PART I.        INTRODUCTORY STATEMENT

This registration statement on Form S-8 registers 7,458,632 common shares of Yamana Gold Inc. (the “Registrant”) reserved for issuance upon the exercise of stock options granted under the Meridian Gold Inc. 2007 Share Incentive Plan (the “Meridian Plan”) and the Northern Orion Resources Inc. 2005 Stock Option Plan (the “Northern Orion Plan”) pursuant to acquisitions which honored the existing plans.

Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) and (b) below are incorporated by reference in this registration statement.

(a)          The Registrant’s annual report on Form 40-F filed on March 30, 2007.

(b)         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the date of the annual report incorporated by reference herein pursuant to (a) above.

(c)          The description of the Registrant’s securities contained in the Registrant’s amended Registration Statement on Form 8-A filed under the Exchange Act on January 8, 2007, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Under the CANADA BUSINESS CORPORATIONS ACT (the “CBCA”), which governs Yamana Gold Inc. (the “Registrant”), except in respect of an action by or on behalf of a corporation or other entity to procure a judgment in its favor, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer (or other individual as described above) is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by such individual in connection with the defense of a civil, criminal, administrative, investigative or other proceeding to which he or she is made a party because of their association with the corporation or other entity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and has fulfilled the conditions set forth above.

In accordance with and subject to the CBCA, the by-laws of the Registrant provide that except in respect of any action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate, or an individual acting in a similar capacity, or another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Registrant or such body corporate, if the director or officer (a) acted honestly and in good faith with a view of the best interests of the Registrant, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The Registrant has also entered into indemnity agreements with its directors and officers which provide substantially the same rights as provided for in the CBCA.

The Registrant maintains directors’ and officers’ liability insurance which insures the directors and officers of the Registrant and its subsidiaries against certain losses resulting from any wrongful act committed in their official capacities for which they become obligated to pay to the extent permitted by applicable law.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is herefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Northern Orion Resources Inc. 2005 Stock Option Plan
4.2	Meridian Gold Inc. 2007 Share Incentive Plan
5.1	Opinion of Cassels Brock & Blackwell LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
23.2	Consent of Cassels Brock & Blackwell LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (See page II-6 of this registration statement)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)          That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, on this 13th day of December, 2007.

Yamana Gold Inc.

/s/ Charles Main

______________________________________________

Name: Charles B. Main

Title: Senior Vice President Finance and Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Marrone and Charles Main his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Peter Marrone ____________________________ Peter Marrone	Director, Chairman and Chief Executive Officer	December 13, 2007
/s/ Charles Main ____________________________ Charles Main	Senior Vice President Finance and Chief Financial Officer	December 13, 2007
/s/ Antenor Silva ____________________________ Antenor Silva	Director, President and Chief Operating Officer	December 13, 2007
/s/ Victor Bradley ____________________________ Victor Bradley	Director	December 13, 2007
/s/ Juvenal Mesquita Filho ____________________________ Juvenal Mesquita Filho	Director	December 13, 2007
/s/ John Begeman ____________________________ John Begeman	Director	December 13, 2007
/s/ C. Nigel Lees ____________________________ C. Nigel Lees	Director	December 13, 2007
/s/ Dino Titaro ____________________________ Dino Titaro	Director	December 13, 2007
/s/ Patrick Mars ____________________________ Patrick Mars	Director	December 13, 2007
/s/ Robert A. Horn ____________________________ Robert A. Horn	Director	December 13, 2007

/s/ Richard P. Graff ____________________________ Richard P. Graff	Director	December 13, 2007
/s/ Carl L. Renzoni ____________________________ Carl L. Renzoni	Director	December 13, 2007

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Yamana Gold Inc. in the United States on December 13, 2007.

/s/ John Begeman John Begeman

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Meridian Gold Inc. 2007 Stock Option Plan
4.2	Northern Orion Resources Inc. 2005 Stock Option Plan
5.1	Opinion of Cassels Brock & Blackwell LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Chartered Accountants
23.2	Consent of Cassels Brock & Blackwell LLP (contained in its opinion filed as Exhibit 5.1)
24.1	Power of Attorney (See page II-6 of this registration statement)